Exhibit 99.2

Avalon GloboCare Announces Closing of up to $9.75 Million Private Placement Priced At-the-Market under Nasdaq Rules

$3.25 Million Upfront With up to Approximately $6.5 Million of Potential Aggregate Proceeds Upon the Exercise in Full of Warrants

FREEHOLD, N.J., Feb. 27, 2026 -- Avalon GloboCare Corp. (“Avalon” or the “Company”) (NASDAQ: ALBT), a diversified company focused on the development of precision diagnostic consumer products and generative AI publishing and software, today announced the closing of its previously announced private placement priced at-the-market under Nasdaq rules for the issuance and sale of 6,372,550 shares of its common stock (or pre-funded warrants in lieu thereof), Series A-1 warrants to purchase up to an aggregate of 6,372,550 shares of common stock and Series A-2 warrants to purchase up to an aggregate of 6,372,550 shares of common stock, at a purchase price of $0.51 per share (or pre-funded warrant in lieu thereof) and associated warrants. The warrants have an exercise price of $0.51 per share and will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the warrants. The Series A-1 warrants will expire five years from the date of stockholder approval and the Series A-2 warrants will expire eighteen months from the date of stockholder approval.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering. Roth Capital Partners acted as financial advisor to the Company.

The aggregate gross proceeds to the Company from the offering were approximately $3.25 million, before deducting placement agent fees and other offering expenses. The potential additional gross proceeds to the Company from the warrants, if fully-exercised on a cash basis, will be approximately $6.5 million.  No assurance can be given that any of such warrants will become exercisable or will be exercised. The Company intends to use the net proceeds from the offering for the repayment of certain outstanding debt and for working capital and general corporate purposes.

The securities described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants sold in the offering, have not been registered under the Act or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement, the Company has agreed to file one or more registration statements with the SEC covering the resale of the unregistered securities to be issued in the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (NASDAQ: ALBT) is a technology-focused company developing and acquiring innovative artificial intelligence platforms. Through its AI-driven subsidiary, Avalon Quantum AI LLC, the Company is advancing next-generation AI systems, including automated video generation, enterprise documentation, and workflow automation solutions. Avalon is also expanding its intellectual property portfolio in cellular therapy and generative AI publishing and software. In addition, Avalon is marketing the KetoAir™ breathalyzer device, which is registered with the U.S. Food and Drug Administration as a Class I medical device, and plans to pursue additional diagnostic applications for the technology.

For more information about Avalon, please visit www.avalon-globocare.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will”, “anticipate”, “estimate”, “expect”, “should”, “may”, and other words and terms of similar meaning or use of future dates; however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, including statements regarding the use of proceeds from the offering, the receipt of stockholder approval for the warrants and the exercise of the warrants prior to their expiration. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the SEC, accessible through the SEC’s website (http://www.sec.gov), including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed or furnished with the SEC. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors, including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. The Company disclaims any obligation to update forward-looking statements. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release. The contents of any website referenced in this press release are not incorporated by reference herein.

Contact Information:

Avalon GloboCare Corp.

4400 Route 9 South, Suite 3100

Freehold, NJ 07728

PR@Avalon-GloboCare.com

Investor Relations:

Crescendo Communications, LLC

Tel: (212) 671-1020 Ext. 304

albt@crescendo-ir.com